EXHIBIT 99.3

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BELDEN INC.

     The undersigned stockholder of Belden Inc. hereby appoints Kevin L. Bloomfield and Christopher E. Allen as proxies, acting jointly and severally and with full power of substitution, for and in the name of the undersigned to vote at the Annual Meeting of Stockholders to be held on April [Day], 2004, beginning at 11:00 a.m., local time, at the Lewis & Clark Room, 16th Floor, Saint Louis Club, Pierre Laclede Center, 7701 Forsyth Boulevard, St. Louis, Missouri 63105, and at any adjournments or postponements thereof, as directed, on the matters set forth in the accompanying Joint Proxy Statement/Prospectus and all other matters that may properly come before the Annual Meeting, including, if submitted to the vote of the Belden stockholders, on a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies.

     Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

     This proxy card when properly executed will be voted in the manner directed herein. If no choice is specified and the proxy is signed and returned, then the proxy will be voted “FOR” approval of each of Proposal 1, 2 and 3 and in the discretion of the proxies on any other matters as may properly come before the Annual Meeting, except to the extent such discretionary authority is withheld below.

     The undersigned may revoke this proxy in one of three ways: (1) by sending to the Corporate Secretary of Belden an executed an notice of revocation, (2) by sending to the Corporate Secretary of Belden a new, valid proxy bearing a later date or (3) by attending the Annual Meeting and voting in person, which will automatically cancel any proxies previously given, or by revoking this proxy in person. Attendance at the Annual Meeting will not by itself revoke this proxy. To be effective, any written notice of revocation or subsequent proxy must be received by the Corporate Secretary of Belden prior to the beginning of the Annual Meeting. The written notice of revocation or subsequent proxy should be hand-delivered to the Corporate Secretary at the Annual Meeting or sent to 7701 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105.

The Belden Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

(Continued, and to be marked, dated and signed, on the other side)

Please mark your vote
as indicated in this example:
☒

Belden Inc.
Annual Meeting of Stockholders

Instructions for Voting Your Proxy

     Belden Inc. encourages you to take advantage of a cost-effective, convenient way to vote your shares. You may vote your proxy 24 hours a day, 7 days a week using either a touch-tone telephone or the Internet. Your telephone or Internet vote must be received no later than [Time] Eastern Time on [Month] [Day], 2004, and authorizes the proxies named on the proxy card below to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you vote by telephone or Internet, do not return your proxy card by mail.

VOTE BY TELEPHONE Available only until [Time] Eastern Time, [Month] [Day], 2004.

•	On a touch-tone telephone, call TOLL FREE [ ] 24 hours a day, 7 days a week.

•	Have your proxy card ready, then follow the prerecorded instructions. You will be asked to enter ONLY the CONTROL NUMBER shown below.

•	Your vote will be confirmed and cast as you direct.

VOTE BY INTERNET Available only until [Time] Eastern Time [Month] [Day ], 2004.

•	Visit the Internet voting site at [ ]. You will incur only your usual Internet access charges.

•	Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.

•	Your vote will be confirmed and cast as you direct.

VOTE BY MAIL Must be received prior to the Annual Meeting.

•	Simply sign and date your proxy card and return it in the enclosed postage-paid envelope.

COMPANY NUMBER	CONTROL NUMBER

ITEM 1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 4, 2004, by and among Cable Design Technologies Corporation, BC Merger Corp., a wholly-owned subsidiary of Cable Design Technologies Corporation, and Belden Inc., and the merger contemplated thereby, pursuant to which Belden Inc. will become a wholly-owned subsidiary of Cable Design Technologies Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 2.	Election of directors duly nominated: Nominees:

Mr. Lorne D. Bain
Mr. Bernard G. Rethore
Mr. Arnold W. Donald

FOR	WITHHELD for all
☐	☐

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

ITEM 3.	To approve any proposal to adjourn or postpone the Belden Inc. Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving either Proposal 1 or 2.

FOR	AGAINST	ABSTAIN
☐	☐	☐

DISCRETIONARY AUTHORITY

     Unless you check the box below, to the extent that you have not voted on a matter in person or by proxy, the proxies are authorized to vote, in their discretion, upon any matter that as may properly come before the meeting.

WITHHELD
☐

     The undersigned acknowledges receipt from Belden Inc. prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Joint Proxy Statement/Prospectus.

Please sign exactly as name appears below. When joint tenants hold shares, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, plead give full title as such. If a corporation, please sing in fully corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)                                          Dated                     , 2004

* FOLD AND DETACH